UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2024

BANCORP 34, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-273901	74-2819148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8777 E. Hartford Drive, Suite 100

Scottsdale, Arizona 85255

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (623) 334-6064

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 1, 2024, the boards of directors of Bancorp 34, Inc. (the “Company”) and its wholly owned subsidiary, Southwest Heritage Bank (the “Bank”) each appointed Ciaran McMullan as the new Chairman and Chief Executive Officer of the Company and the Bank, respectively.

Mr. McMullan, who is 55 years old, has held multiple CEO roles in the U.S. community and regional banking sector and has extensive international experience at multi-national banking organizations, financial technology companies and advisory firms. He was most recently President and Chief Executive Officer of Suncrest Bank in California. Prior to that, he held the role of Chief Executive Officer of National Australia Bank’s U.S. regional bank and also served as Chairman of the Great Western Bancorporation.

In connection with these appointments, the Bank entered into an employment agreement with Mr. McMullan. Mr. McMullan has agreed to serve as the Chairman and Chief Executive Officer of the Company and the Bank for a two-year term ending April 1, 2026, that may be extended for additional one-year periods upon each anniversary of the agreement unless either Mr. McMullan or the Bank gives 30 days’ prior notice of his or its intent not to renew the agreement. Mr. McMullan’s initial base salary will be $350,000. In addition to his base salary, Mr. McMullan will be entitled to receive a cash bonus equaling up to 40% of his annual base salary if the employee achieves certain performance levels established from time to time by the Bank’s or the Company’s board of directors or its authorized designee. Mr. McMullan also expected to receive three annual grants of equity incentive awards equal to 110,000, 39,000 and 26,000 shares of the Company’s common stock. After such time Mr. McMullan would continue to be eligible for additional grants of equity or equity-based incentive compensation. These awards are expected to be made pursuant to a new equity incentive plan to be adopted by the Company’s board of directors.

The agreement provides that Mr. McMullan will be reimbursed for reasonable and necessary (i) travel and other business expenses, and (ii) mobile cellular and data plan costs, personal automobile usage expenditures and other reasonable related expenses, up to a maximum of $24,000 per year. Mr. McMullan will participate in the Bank’s retirement, welfare, health, and other benefit programs and will be prohibited from disclosing trade secrets or confidential information.

The employment agreement provides that, if the Bank terminates Mr. McMullan’s employment without cause or Mr. McMullan terminates his employment for good reason at any time outside the 12 months following the occurrence a change in control (a “change in control period”), the Bank will, subject to Mr. McMullan’s execution and non-revocation of a release, pay Mr. McMullan an amount equal to 100% of his then-current base salary in 12 equal monthly installments, plus any vested unpaid bonus earned or accrued through the date of termination.

In addition, if the Bank terminates Mr. McMullan without cause or Mr. McMullan terminates his employment for good reason during a change in control period, Mr. McMullan will, subject to his execution and non-revocation of a release, be entitled to severance equal to the sum of his then-current base salary plus the average of his last two years’ cash bonuses multiplied by two, plus any vested and bonuses awarded for previous years which have not been paid. While we believe that the amounts that could be paid to Mr. McMullan upon termination are reasonable compensation for services, if the Bank’s independent accounting firm or independent tax counsel were to determine that payments to Mr. McMullan would constitute “excess parachute payments,” the payments to Mr. McMullan would be either delivered in full or reduced such that no portion would be subject to any additional tax liability applicable to Mr. McMullan as a result of such payments, whichever results in the greatest amount of benefits to Mr. McMullan, as determined by the Bank’s independent accounting firm or independent tax counsel.

Finally, during his employment and for a period of 12 months thereafter (other than when his employment has been terminated during a change in control period), Mr. McMullan may not, subject to limited exceptions, compete with the Company or the Bank by forming, serving as an organizer, director, or officer of, or consultant to, or acquiring or maintaining more than a 2% passive investment in, a depository financial institution or holding company of a depository financial institution, if the depository institution or holding company has one or more offices or branches within our territory. In addition, during his employment and for a period of 12 months thereafter, Mr. McMullan may not, (i) subject to limited exceptions, solicit the Bank’s customers for a competing business, or (ii) solicit the Bank’s employees for a competing business.

The Board Selected Mr. McMullan to serve as a Class III director for a term expiring at the Company’s and the Bank’s respective annual meetings of shareholders in 2026.

The foregoing description of Mr. McMullan’s employment agreement is not complete and is qualified in its entirety by the actual terms of the employment agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. McMullan was not selected as Chairman or Chief Executive Officer pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. McMullan and any of the Company’s other directors or executive officers. Since the beginning of the Company’s last fiscal year, there has been no transaction or currently proposed transaction in which the Company was or is to be a participant and in which Mr. McMullan or any of his immediate family members had or will have a direct or indirect material interest required to be disclosed under Item 404(a) of Regulation S-K.

Also on April 1, 2024, James T. Crotty, the Chief Executive Officer of the Company and the Bank, resigned from those positions as well as from his positions as a member of the boards of directors of the Company and the Bank, effective immediately. Mr. Crotty’s resignation was not the result of a disagreement with the Company or the Bank on any matter relating to the Company’s or the Bank’s operations, policies or practices.

On April 5, 2024, the Company issued a press release announcing Mr. Crotty’s resignation and Mr. McMullan’s appointment as the Company’s and the Bank’s Chairman and Chief Executive Officer. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Index of Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between Bank 34 and Ciaran McMullan dated as of April 1, 2024.
99.1	Press Release dated April 5, 2024 (furnished only).
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP 34, INC.

By:	/s/ Kevin Vaughn
Kevin Vaughn
SVP, Chief Financial Officer

Dated:	April 5, 2024